SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2003 (November 13, 2003)

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-50239	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Item 9.                    Regulation FD Disclosure

Accuride Corporation today announced that it is engaged in discussions with its senior lenders concerning an amendment to its senior credit facility with the primary objective of reducing the interest rate on the term loans under the credit facility.

Accuride Corporation is North America’s largest manufacturer and supplier of wheels for heavy/medium trucks and trailers.  The Company offers the broadest product line in the North American heavy/medium wheel industry and is the only North American manufacturer and supplier of both steel and forged aluminum heavy/medium wheels.  Accuride Corporation also produces wheels for buses, commercial light trucks, pick-up trucks, sport utility vehicles, and vans.  Accuride Corporation has steel wheel operations in Henderson, Kentucky; London, Ontario, Canada; and Monterrey, Mexico.  Accuride has aluminum wheel operations in Erie, Pennsylvania, and Cuyahoga Falls, Ohio.  Additionally, the Company produces tire molds at its Erie, Pennsylvania, facility.  Accuride is also involved in a commercial tire and wheel assembly joint venture in Springfield, Ohio. For more information, visit Accuride’s website at http://www.accuridecorp.com.

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, hopes, beliefs and intentions on strategies regarding the future and also including the Company’s expectations on its ability to close any amendment to its senior credit facility or obtain a reduction of interest rates, which outcome cannot be assured.  It is important to note that the Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to current activity and conditions in the financial markets, market demand in the commercial vehicle industry, general economic and business conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	November 13, 2003	/s/ John R. Murphy
John R. Murphy
Chief Financial Officer